THE TETON WESTWOOD FUNDS

EXHIBIT ITEM 77Q1(e)

An Investment Advisory Agreement, dated May 20, 2013, between The TETON Westwood Funds (the "Registrant"), on behalf of the TETON Westwood Mid-Cap Equity Fund, and
Teton Advisors, Inc., is incorporated by reference to Post-Effective Amendment No. 46 to the Registrant's
Registration Statement as filed with the SEC via EDGAR on May 28, 2013.